Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and managers of BofA Finance LLC (the “Company”), whose signatures appear below, hereby makes, constitutes and appoints John M. Carpenter, his true and lawful attorneys-in-fact and agents with power to act with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his name and on his behalf, and in each of the undersigned’s capacity or capacities as shown below, a shelf registration statement on Form S-3 registering the Company’s debt and other securities, the guarantee of such securities by Bank of America Corporation (“BAC”) and BAC’s debt securities, which may be offered and sold from time to time, or may be reoffered or resold in market-making transactions by affiliates of the Company and/or BAC, and any and all amendments thereto (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and managers has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ John M. Carpenter John M. Carpenter	President and Manager (Principal Executive Officer)	September 23, 2025

/s/ Justin L. Lewis Justin L. Lewis	Manager	September 23, 2025

/s/ Charles L. Ruifrok Charles L. Ruifrok	Manager	September 23, 2025

/s/ Matthew James Watson Matthew James Watson	Manager	September 18, 2025

/s/ Karim Kajani Karim Kajani	Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 23, 2025